                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               INTELLIGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               INTELLIGROUP, INC.
                              517 ROUTE ONE SOUTH
                            ISELIN, NEW JERSEY 08830

                                                                  April 11, 1997

To Our Shareholders:

     You are most cordially invited to attend the 1997 Annual Meeting of Shareholders of Intelligroup, Inc. at 10:00 A.M., local time, on Monday, May 12, 1997, at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          /s/ Ashok Pandey

                                          Ashok Pandey
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                               INTELLIGROUP, INC.
                              517 ROUTE ONE SOUTH
                            ISELIN, NEW JERSEY 08830

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1997

     The Annual Meeting of Shareholders (the "Meeting") of INTELLIGROUP, INC., a New Jersey corporation (the "Company"), will be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, on Monday, May 12, 1997, at 10:00 A.M., local time, for the following purposes:

     (1) To elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

     (2) To ratify the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on April 3, 1997 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          /s/ Robert M. Olanoff

                                          Robert M. Olanoff
                                          Secretary

Iselin, New Jersey
April 11, 1997

       THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                               INTELLIGROUP, INC.
                              517 ROUTE ONE SOUTH
                            ISELIN, NEW JERSEY 08830
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intelligroup, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Monday, May 12, 1997 (the "Meeting"), at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 3, 1997, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 10,735,600 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the seven nominees named below as Directors, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1997, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 11, 1997. The Annual Report to Shareholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 3, 1997. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 3, 1997.

                             ELECTION OF DIRECTORS

     At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                           SERVED AS A                 POSITIONS WITH
                 NAME               AGE   DIRECTOR SINCE                 THE COMPANY
    ------------------------------  ---   --------------   ---------------------------------------
    Ashok Pandey..................  39         1987        Chairman of the Board, President,
                                                           Chief Executive Officer and Director
    Rajkumar Koneru...............  27         1994        Executive Vice President and Director
    Nagarjun Valluripalli.........  28         1994        Executive Vice President and Director
    Klaus P. Besier...............  45         1996        Director
    David A. Finley...............  64         1997        Director
    Kevin P. Mohan................  33         1996        Director
    Thomas S. Roberts.............  33         1996        Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Ashok Pandey founded the Company and has served as a Director, Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1987. Prior to founding the Company, Mr. Pandey was a consultant to AT&T and Bell Laboratories. He has more than twelve years of experience in developing systems and application software.

     Rajkumar Koneru joined the Company as an employee in April 1996 and currently serves as Executive Vice President and as a Director. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford Systems Inc., a systems integration company ("Oxford"). In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." From June 1992 through December 1992, Mr. Koneru was a consultant with Super Solutions Corporation and, from March 1993 until March 1996 he was a consultant for the Boston Group, each an information technology consulting firm. Following consummation of the Company's transaction with Oxford in March 1994 until April 1996, Mr. Koneru continued to be employed by the Boston Group which subcontracted Mr. Koneru's services to the Company.

     Nagarjun Valluripalli joined the Company in March 1994 and currently serves as Executive Vice President and as a Director. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford, at which Mr. Valluripalli was responsible for business development. In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Prior to founding Oxford, from 1990, Mr. Valluripalli was marketing manager for VJ Infosystems, a software training and services company.

     Klaus P. Besier has been a Director of the Company since December 1996. Mr. Besier currently serves as the Chairman and Chief Executive Officer of OneWave, Inc., a provider of intranet and internet business solutions. Prior to joining OneWave, Inc., Mr. Besier served from 1994 to early 1996 as Chief Executive Officer and from 1992 to 1993 as President of SAP America, Inc., a subsidiary of SAP AG and a leading provider of client/server business application solutions software. Prior to joining SAP America, Inc., Mr. Besier was Corporate Vice President and a general manager of a subsidiary of Hoechst Celanese.

     David A. Finley has been a Director of the Company since January 1997. Mr. Finley currently serves as Executive Vice President, Chief Financial Officer and as a director of Broadway and Seymour, Inc., a software and services company. Prior to joining Broadway and Seymour, Inc., Mr. Finley was self-employed from January 1990 to January 1996 as a consultant to various software companies, investment firms and finance companies. Mr. Finley is the founder and first chief executive of IBM Credit Corporation. Mr. Finley also served for over 30 years with IBM, most recently as its Treasurer.

     Kevin P. Mohan has been a Director of the Company since April 1996. Mr. Mohan currently serves as a Principal of various venture capital funds (including Summit Ventures IV, L.P. and Summit Investors III, L.P., shareholders of the Company) affiliated with Summit Partners, a venture capital firm, at which he has been employed since 1994. Prior to joining Summit Partners, Mr. Mohan served as an engagement manager at McKinsey & Company, Inc. Mr. Mohan also is a director of several privately held companies.

     Thomas S. Roberts has been a Director of the Company since April 1996. Mr. Roberts currently serves as a General Partner of various venture capital funds (including Summit Ventures IV, L.P. and Summit Investors III, L.P., shareholders of the Company) affiliated with Summit Partners, a venture capital firm, at which he has been employed since 1989. Mr. Roberts also is a director of AMX Corporation, PowerCerv Corporation and several privately held companies.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employee of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which approves salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants; and an Option Committee, which administers the Company's 1996 Stock Plan. The Compensation Committee currently consists of Ashok Pandey, Thomas S. Roberts and Kevin P. Mohan. The Compensation Committee was established in June 1996 and held no meetings during 1996. The Audit Committee currently consists of Ashok Pandey, Klaus Besier and David Finley. The Audit Committee was established in June 1996 and held no meetings during 1996. The Option Committee currently consists of Klaus Besier and David Finley. The Option Committee was established in June 1996 and held no meetings during 1996. There were four meetings of the Board of Directors during 1996. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     On October 19, 1996, the Company's Board of Directors adopted a policy to compensate each non-employee Director who is elected to the Company's Board of Directors after such date. The Board of Directors established a cash payment of $1,500 per meeting, for each meeting attended by each such Director. Other than Messrs. Besier and Finley, who are each compensated pursuant to such policy, Directors do not otherwise receive cash compensation for services on the Company's Board of Directors. The Company does provide, however, reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors.

     In addition, on June 3, 1996, the Board of Directors approved and shareholders adopted the Company's Non-Employee Director Plan which became effective on July 12, 1996. The Non-Employee Director Plan provides for the grant of options to purchase a maximum of 140,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Non-Employee Director Plan is administered by the Board of Directors. The following Directors have been granted options under the Non-Employee Director Plan to date:

                                            NUMBER OF
                                        SHARES UNDERLYING                            EXERCISE PRICE
                 DIRECTOR                OPTIONS GRANTED          GRANT DATE           PER SHARE
    ----------------------------------  -----------------     ------------------     --------------
    Mr. Besier........................        20,000           December 17, 1996        $ 12.125
    Mr. Finley........................        20,000            January 28, 1997        $  11.75
    Mr. Mohan.........................        20,000          September 26, 1996        $  10.00
    Mr. Roberts.......................        20,000          September 26, 1996        $  10.00

     Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or will become a Director of the Company thereafter, and who is not also an employee or officer of the Company, was or shall be granted, on the date of such initial public offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Non-Employee Director Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 80% of the Board of Directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Non-Employee Director Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Non-Employee Director Plan terminates on the earlier of May 31, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

                                                 CAPACITIES IN                IN CURRENT
             NAME               AGE               WHICH SERVED              POSITION SINCE
------------------------------  ---   ------------------------------------  --------------
Ashok Pandey..................  39    Chairman of the Board, President,          1987
                                      Chief Executive Officer and Director
Rajkumar Koneru...............  27    Executive Vice President and               1997
                                      Director
Nagarjun Valluripalli.........  28    Executive Vice President and               1997
                                      Director
Robert M. Olanoff(1)..........  40    Chief Financial Officer, Treasurer         1996
                                      and Secretary
Paul W. Coombs(2).............  41    Vice President -- Business Solutions       1997
Anthony Knight(3).............  38    Vice President -- Sales and                1997
                                      Marketing

---------------
(1) Mr. Olanoff joined the Company in January 1996 and currently serves as its Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company, from 1993 through 1995, Mr. Olanoff was Chief Financial Officer and Vice President of InfoMed Holdings, Inc. From 1990 to 1993, he was Controller of Execu-Flow Systems, Inc. Each company is a turnkey software provider to the healthcare industry. Mr. Olanoff is a certified public accountant.

(2) Mr. Coombs joined the Company in July 1994 and currently serves as Vice President -- Business Solutions. From November 1993 through December 1994, he was a Director of CBC Limited, a computer consulting company, of which he was a principal shareholder. From July 1986 through November 1993, he was an Associate -- Strategic Planning with Touche Ross & Co.

(3) Mr. Knight joined the Company in December 1996 and was named an executive officer of the Company in February 1997. Mr. Knight currently serves as Vice President -- Sales and Marketing. Prior to joining the Company, Mr. Knight served in various sales and sales management positions from September 1995 to December 1996 with EDS, and from June 1991 to September 1995 with Computer Sciences Corp. Both companies engage in outsourcing and systems integration.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1996 AND 1995

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1996 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") and a key employee of the Company during the years ended December 31, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                                 COMPEN-
                                                                                 SATION
                                                                                ---------
                                                    ANNUAL COMPENSATION
                                                ----------------------------     AWARDS
                                                                      OTHER     ---------
                                                                     ANNUAL     SECURITIES   ALL OTHER
                                                                     COMPEN-    UNDERLYING    COMPEN-
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     SATION      OPTIONS      SATION
                                                  ($)       ($)      ($)(1)        (#)        ($)(2)
                 (a)                    (b)       (c)       (d)        (e)         (g)          (i)
-------------------------------------   ----    -------    ------    -------    ---------    ---------
Ashok Pandey.........................   1996    208,461        --    12,290           --       11,570
  Chairman of the Board, President
  and Chief Executive Officer(3)        1995    145,150        --    18,367           --       12,190
Rajkumar Koneru......................   1996    141,667        --     7,678           --           --
  Executive Vice President(3)           1995         --        --        --           --           --
Nagarjun Valluripalli................   1996    200,000        --        --           --           --
  Executive Vice President(3)           1995    147,968        --    19,727           --        3,858
Robert M. Olanoff....................   1996     91,316    10,000        --       88,000           --
  Chief Financial Officer, Treasurer    1995         --        --        --           --           --
  and Secretary(3)(4)
Paul Coombs..........................   1996    210,533        --        --      132,000           --
  Vice President --                     1995    148,588        --        --           --           --
  Business Solutions(3)(5)

---------------
(1) Represents car allowance payments by the Company and, in the case of each of Ashok Pandey and Nagarjun Valluripalli, for 1995, includes certain non-recurring personal expenses.

(2) Represents the value of insurance premiums paid by the Company with respect to whole life insurance for the benefit of the Named Executive.

(3) Each of the Named Executives and the key employee has entered into an employment agreement with the Company. See " -- Employment Agreements, Change-In-Control Agreements, Indemnification Agreements, Non-Competition, Non-Disclosure and Non-Solicitation Agreements."

(4) Mr. Olanoff joined the Company in January 1996.

(5) Paul Coombs served as Director of Business Solutions and was a key employee of the Company in 1995 and 1996. Mr. Coombs was promoted to the position of Vice President -- Business Solutions in February 1997.

OPTION GRANTS IN 1996

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1996 Stock Plan (the "Plan") during 1996 to each of the Named Executives and a key employee. The Company has never granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
    --------------------------------------------------------------------------------------------------------
                                                             PERCENT OF
                                       NUMBER OF            TOTAL OPTIONS
                                       SECURITIES            GRANTED TO
                                       UNDERLYING           EMPLOYEES IN         EXERCISE OR      EXPIRATION
                NAME                OPTIONS GRANTED          FISCAL YEAR          BASE PRICE         DATE
                                         (#)(1)                  (2)                ($/SH)
                (a)                       (b)                    (c)                 (d)             (e)
    ----------------------------  --------------------   -------------------   ----------------   ----------
    Ashok Pandey................        --                    --                   --
    Rajkumar Koneru.............        --                    --                   --
    Nagarjun Valluripalli.......        --                    --                   --
    Robert M. Olanoff...........          88,000                 17.5                8.00           7/11/06
    Paul W. Coombs(3)...........         132,000                 26.3                8.00           7/11/06

---------------
(1) Such options were granted pursuant to the Company's 1996 Stock Plan. The 1996 Stock Plan was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996, and became effective on July 12, 1996. A total of 1,450,000 shares are reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Stock Plan, 501,450 of which have been granted as of December 31, 1996. Those eligible to receive stock option grants or stock purchase rights under the 1996 Stock Plan include employees, non-employee Directors and consultants. The 1996 Stock Plan is administered by the Option Committee of the Board of Directors of the Company, which is comprised solely of non-employee Directors. Subject to the provisions of the 1996 Stock Plan, the administrator of the 1996 Stock Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1996 Stock Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The 1996 Stock Plan terminates on July 11, 2006 unless sooner terminated by the Board of Directors. Subsequent to December 31, 1996, the Company granted options to purchase an aggregate of 459,000 shares of Common Stock, of which 396,000 were granted to Mr. Coombs and 7,000 were granted to Mr. Knight on January 16, 1997.

(2) Based on an aggregate of 501,450 options granted to employees in 1996, including options granted to the Named Executives.

(3) Mr. Coombs served as Director of Business Solutions and was a key employee of the Company in 1996. Mr. Coombs was promoted to the position of Vice President -- Business Solutions in February 1997.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1996 by each of the Named Executives and a key employee and the year-end number and value of unexercised options held by each of the Named Executives and such key employee.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF
                                                          NUMBER OF SECURITIES      UNEXERCISED
                                                         UNDERLYING UNEXERCISED    IN-THE-MONEY
                                                               OPTIONS AT           OPTIONS AT
                                                            FISCAL YEAR-END       FISCAL YEAR-END
                                  SHARES                          (#)                 ($)(1)
                                ACQUIRED ON    VALUE          EXERCISABLE/         EXERCISABLE/
             NAME                EXERCISE     REALIZED       UNEXERCISABLE         UNEXERCISABLE
                                    (#)         ($)
             (a)                    (b)         (c)               (d)                   (e)
------------------------------  -----------   --------   ----------------------   ---------------
Ashok Pandey..................         --          --                -- / --              -- / --
Rajkumar Koneru...............         --          --                -- / --              -- / --
Nagarjun Valluripalli.........         --          --                -- / --              -- / --
Robert M. Olanoff.............         --          --            -- / 88,000(2)      -- / 264,000
Paul W. Coombs................         --          --           -- / 132,000(2)      -- / 396,000

---------------
(1) Based on a year-end fair market value of the underlying securities equal to $11.00, less the exercise price for such shares.

(2) One third of such options became exercisable on January 12, 1997.

EMPLOYMENT AGREEMENTS, CHANGE-IN-CONTROL AGREEMENTS, INDEMNIFICATION AGREEMENTS, NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENTS

     Each of the Named Executives and a key employee of the Company entered into a two-year employment agreement with the Company commencing June 1, 1996, and in the case of Messrs. Koneru, Valluripalli and Coombs, such employment agreements were amended as of February 18, 1997. Under the terms of their respective agreements, Messrs. Pandey, Koneru, Valluripalli, Olanoff and Coombs currently are entitled to an annual base salary of $200,000, $200,000, $200,000, $135,000 and $200,000, respectively, and bonuses, the amounts and payments of which are within the discretion of the Compensation Committee of the Board of Directors. In addition, the Company and Mr. Olanoff entered into a Change of Control Severance Pay Agreement, dated June 1, 1996, pursuant to which the Company has agreed, subject to certain restrictions, to pay Mr. Olanoff the equivalent of six months salary in the event that Mr. Olanoff is terminated without cause if there is a change in control of the Company. The Company has not entered into any change-in-control agreement with any other employee.

     The above described agreements require each individual to maintain the confidentiality of Company information. In addition, each of such persons has agreed that during the term of his respective agreement and thereafter for a period of two years, such person will not compete with the Company in any state or territory of the United States, or any other country, where the Company does business by engaging in any capacity in any business which is competitive with the business of the Company. The employment agreements also provide that for a period of two years following the termination of employment, each such individual shall not solicit the Company's customers or employees.

     In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     Substantially all of the Company's employees have agreed, pursuant to written agreement, not to compete with the Company, not to disclose Company information and not to solicit Company employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     There are, as of February 28, 1997, approximately 90 holders of record and 700 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of February 28, 1997, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), each of the Company's Named Executives and a key employee of the Company, and (iii) all Directors and officers as a group.

                                                                AMOUNT AND NATURE OF         PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)     OF CLASS(2)
-------------------------------------------------------------  -----------------------     -----------
(i)  Certain Beneficial Owners:
Ashok Pandey(3)(4)...........................................         2,202,221                20.5
Rajkumar Koneru(3)(4)........................................         2,202,220                20.5
Nagarjun Valluripalli(3)(4)..................................         2,202,221                20.5
Summit Ventures IV, L.P. and Summit Investors III, L.P.(5)...         1,282,688                11.9
(ii)  Directors (which includes all nominees) and Named
      Executives who are not set forth above:
Klaus Besier.................................................                --                  --
David Finley.................................................                --                  --
Kevin P. Mohan(6)............................................         1,282,688                11.9
Thomas S. Roberts(7).........................................         1,282,688                11.9
Robert M. Olanoff(3)(8)......................................            29,334                   *
Paul W. Coombs(3)(9)(10).....................................            44,000                   *
(iii)  All Directors and officers as a group (10
       persons)(11)..........................................         7,962,684                73.7

---------------
* Less than one percent.

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

 (2) Applicable percentage of ownership is based on 10,735,600 shares of Common Stock outstanding on February 28, 1997, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after February 28, 1997.

 (3) The address for each of Messrs. Pandey, Koneru, Valluripalli, Olanoff and Coombs is c/o Intelligroup, Inc., 517 Route One South, Iselin, New Jersey 08830.

 (4) Ashok Pandey, Rajkumar Koneru, and Nagarjun Valluripalli, each has sole power to vote or to direct the vote of and to dispose of or direct the disposition of 2,202,221, 2,202,220, and 2,202,221 shares, respectively, provided, however, that 63,889 of each such individual's shares are subject to: (i) the terms and conditions of that certain Amended and Restated Indemnification Agreement (the "Agreement") dated as of July 16, 1996, by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, on the one hand, and the Company, on the other; (ii) that certain Pledge Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli; and (iii) that certain Escrow Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, the Company and the Escrow Agent, defined therein.

 (5) Includes 1,218,554 shares and 64,134 shares of Common Stock owned by Summit Ventures IV, L.P. and Summit Investors III, L.P., respectively. The address of both entities is 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210.

 (6) Kevin P. Mohan is a Principal of Summit Partners and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Summit Ventures IV, L.P. and Summit Investors III, L.P. See Note 5. Mr. Mohan expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Summit Ventures IV, L.P. and Summit Investors III, L.P.

 (7) Thomas S. Roberts is a General Partner of Summit Partners and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Summit Ventures IV, L.P. and Summit Investors III, L.P. See Note 5. Mr. Roberts expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Summit Ventures IV, L.P. and Summit Investors III, L.P.

 (8) Represents 29,334 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or sixty (60) days after such date. Excludes 58,666 shares underlying options which become exercisable over time after such period.

 (9) Represents 44,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or sixty (60) days after such date. Excludes 484,000 shares underlying options which become exercisable over time after such period.

(10) Paul Coombs served as a Director of Business Solutions and was a key employee of the Company in 1996. Mr. Coombs was promoted to the position of Vice President -- Business Solutions in February 1997.

(11) Includes an aggregate of 73,334 shares of Common Stock underlying options granted to individuals listed in the table which are exercisable as of February 28, 1997 or within sixty (60) days after such date. Excludes 549,666 shares underlying options granted to executive officers and Directors which become exercisable over time after such period, including 7,000 shares underlying options granted to Mr. Anthony Knight, who joined the Company in 1996 and currently serves as Vice President -- Sales and Marketing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1994, the Company acquired all of the issued and outstanding shares of Oxford Systems Inc., a New Jersey corporation ("Oxford"), from Messrs. Koneru and Valluripalli, the co-founders of Oxford, in exchange for an aggregate of a two-thirds equity interest in the Company. On December 31, 1996, Oxford was merged into the Company and ceased to exist as a corporate entity.

     Intelligroup Asia Private Limited ("Intelligroup Asia") is a corporation organized pursuant to the laws of India and is wholly owned by Messrs. Pandey, Koneru and Valluripalli, three of the principal shareholders of the Company. Intelligroup Asia owns and operates the Advanced Development Center (the "ADC") in Hyderabad, India for the sole and exclusive use and benefit of the Company and all contracts and commercial arrangements of Intelligroup Asia are subject to prior approval by the Company. The ADC is staffed with qualified and experienced programmers, including those with SAP configuration expertise and SAP's ABAP/4 programming capability. The Company utilizes the programmers at the ADC, in conjunction with its consultants in the United States who are onsite at customer locations, to provide its customers with savings in development and implementation costs and time to project completion. The Company and Messrs. Pandey, Koneru and Valluripalli have entered into an agreement pursuant to which the Company will, subject to necessary Indian government approvals, acquire all of the issued and outstanding shares of Intelligroup Asia for nominal consideration when such shares may be transferred in accordance with the laws of India.

     In November 1996, the Company commenced operations in Singapore with the incorporation of Intelligroup Singapore Private, Ltd. ("Intelligroup Singapore"). Each of the Company and Rajkumar Koneru, an Executive Vice President and Director of the Company, own 50% of Intelligroup Singapore.

     In March 1996, Summit Ventures IV, L.P., guaranteed a $750,000 line of credit obtained by the Company from a bank. All borrowings under such line of credit were repaid by the Company in April 1996, upon consummation of the financing described below.

     In April 1996, the Company issued and sold five-year 9% subordinated debentures in the aggregate principal amount of $6.0 million to Summit Ventures IV, L.P. and Summit Investors III, L.P. In connection therewith, the Company also issued warrants to purchase, for nominal consideration (less than $0.25 in the aggregate), up to a maximum of 1,922,845 shares of Common Stock of the Company. On September 26, 1996, based upon the Company's initial public offering price of $10.00 per share, there were 1,364,000 shares of Common Stock underlying the warrants. The warrants were exercised upon effectiveness of the Company's initial public offering on such date. In connection with the sale of subordinated debentures and warrants by the Company, the Company and Summit Ventures IV, L.P. and Summit Investors III, L.P. executed a Registration Rights Agreement (the "Rights Agreement") pursuant to which the Company granted certain registration rights to such entities. Pursuant to the Rights Agreement, at any time beginning six months after October 2, 1996, Summit Ventures IV, L.P. and Summit Investors III, L.P. and their assignees have the right, subject to certain restrictions set forth in the Rights Agreement, to require that the Company register, under the Securities Act of 1933 (the "Securities Act"), the Registrable Securities, as defined in the Rights Agreement (the "Registrable Securities"), requested by such holders at the Company's expense (on no more than two occasions). Under the Rights Agreement, the Company is obligated to use its best efforts to qualify for registration of securities on Form S-3 under the Securities Act. After the Company has qualified for the use of Form S-3, the holders of Registrable Securities have the right to an unlimited number of registrations on such form. The Company is not, however, required to effect the registration on a Form S-3 more than once in any six-month period, or if the aggregate market value of such securities to be registered is less than $1.0 million. Also pursuant to the Rights Agreement, if, at any time following the Company's initial public offering, the Company proposes to register any of its Common Stock under the Securities Act for sale to the public, the holders of the Registrable Securities have unlimited piggyback registration rights at the Company's expense, subject to certain restrictions set forth in the Rights Agreement. In addition, the Company has agreed to indemnify the holders of such registration rights and each underwriter in any such offering against certain liabilities, including liabilities under the Securities Act. In addition, each of Messrs. Pandey, Koneru and Valluripalli have granted Summit Ventures IV, L.P. and Summit Investors III, L.P. certain rights of co-sale in the event that such individuals propose to sell their shares of Common Stock. In October 1996, the Company prepaid in full the amounts outstanding under the subordinated debentures, including accrued interest, with a portion of the net proceeds from its initial public offering.

     Following the issuance and sale of the subordinated debentures and in connection therewith, in April 1996, the Company repurchased from Messrs. Pandey, Koneru and Valluripalli an aggregate of 4,881,066 shares of Common Stock for an aggregate cash payment of $1.5 million, or $500,000 to each such shareholder, at a price per share equal to $0.31. The repurchased shares were canceled upon consummation of such transaction. The debenture transaction was consummated, in part, to allow Messrs. Pandey, Koneru and Valluripalli to diversify their portfolios and achieve a degree of liquidity.

     Subsequent to December 31, 1995, the Company determined that it had unrecorded and unpaid federal and state payroll-related taxes for certain employees. As a result of the Company's voluntary disclosure to the Internal Revenue Service of certain unpaid tax liabilities, on June 5, 1996, the Company received an audit assessment from the Internal Revenue Service for unpaid 1994 and 1995 federal income tax withholding, FICA and FUTA taxes in the aggregate amount of $814,000, of which approximately $800,000 was paid in 1996. No interest or penalties were assessed. Reserves, aggregating $1.0 million, including the amount of the Internal Revenue Service audit assessment, were recorded at December 31, 1995. No assurance may be given, however, that interest, penalties or additional state or federal taxes will not be assessed in the future. The Company's principal shareholders, Messrs. Pandey, Koneru and Valluripalli have agreed to indemnify the Company for any and all losses which the Company may sustain, in excess of the $1.0 million reserve, net of any tax benefits realized by the Company, arising from or relating to federal or state tax, interest or penalty payment obligations resulting from the above subject matter.

     The Board of Directors of the Company has adopted a policy requiring that any future transactions between the Company and its officers, Directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties. In addition, New Jersey law requires that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1997. Arthur Andersen LLP also served as independent auditors of the Company for 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

     On December 15, 1995, the Company retained Arthur Andersen LLP to act as its independent public accountants and informed the prior auditors, Amper, Politziner & Mattia, the Company's independent accountants since January 1995, of its decision. In connection with its audit of the consolidated financial statements for the year ended December 31, 1994, there were no disagreements with the prior auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The prior auditors' report on the Company's consolidated financial statements for the year ended December 31, 1994 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. Prior to retaining Arthur Andersen LLP, the Company had not consulted with Arthur Andersen LLP regarding accounting principles.

                            SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 12, 1997.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     INTELLIGROUP, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 3, 1997, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors
                                          /s/ Robert M. Olanoff
                                          Robert M. Olanoff,
                                          Secretary

Iselin, New Jersey
April 11, 1997

                               INTELLIGROUP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

             The undersigned hereby constitutes and appoints Ashok Pandey and Robert M. Olanoff, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Intelligroup, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey at 10:00 A.M., local time, on Monday, May 12, 1997 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.          ELECTION OF DIRECTORS

                Nominees:     Ashok Pandey, Rajkumar Koneru, Nagarjun
                Valluripalli, Klaus Besier, David Finley, Kevin P. Mohan, and Thomas S. Roberts

(Mark one only)
VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any). To withhold authority for any individual nominated, write that nominee's name in the space provided below.

                                                                        /      /
---------------------------------------------------------------------

VOTE WITHHELD from all nominees. /      /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.


FOR [    ]            AGAINST [    ]           ABSTAIN [    ]


3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated: __________________________________


_________________________________________
Signature of Shareholder

_________________________________________
Signature of Shareholder if held jointly


I will [ ]  will not [ ]  attend the Meeting.

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.